                                                                      Exhibit 23



                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 2-89293, No. 33-22321, No. 33-22322, No. 33-37134, No. 33-52851,
No. 33-58281, No. 33-58375 and No. 333-43843 of Esterline Technologies Corporation on Form S-8 and No. 33-62625 on Form S-3 of our reports dated December 9, 1997 appearing in and incorporated by reference in this Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1997.



/s/ Deloitte & Touche LLP

Seattle, Washington
January 29, 1998